Exhibit 24.1

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert G. Schoenberger and Mark H. Collin and each of them individually, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-3 covering issuance of equity securities by Unitil Corporation and any and all amendments thereto (including post-effective amendments filed pursuant to Rule 462, or otherwise) and supplements to such Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent, or his substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ ROBERT G. SCHOENBERGER Robert G. Schoenberger	Director, Chairman of the Board, Chief Executive Officer and President	August 27, 2003

/s/ DAVID P. BROWNELL David P. Brownell	Director	August 27, 2003

/s/ MICHAEL J. DALTON Michael J. Dalton	Director	August 27, 2003

/s/ ALBERT H. ELFNER, III Albert H. Elfner, III	Director	August 27, 2003

/s/ ROSS B. GEORGE Ross B. George	Director	August 27, 2003

/s/ EDWARD F. GODFREY Edward F. Godfrey	Director	August 27, 2003

/s/ MICHAEL B. GREEN Michael B. Green	Director	August 27, 2003

Signature	Title	Date

/s/ EBEN S. MOULTON Eben S. Moulton	Director	August 27, 2003

/s/ M. BRIAN O’SHAUGHNESSY M. Brian O’Shaughnessy	Director	August 27, 2003

/s/ CHARLES H. TENNEY, III Charles H. Tenney, III	Director	August 27, 2003

/s/ DR. SARAH P. VOLL Dr. Sarah P. Voll	Director	August 27, 2003